ESCROW AGREEMENT

This Escrow Agreement (the “Agreement”) is made this 23rd day of April, 2007 by and among EVEREST PROPERTIES II, LLC, a California limited liability company (“Everest”), EAST WEST BANK, a California banking corporation (“EWB”), and WELLS FARGO BANK, N.A., A NATIONAL BANKING ASSOCIATION, SUCCESSOR BY MERGER TO WELLS FARGO BANK MINNESOTA, N.A., AS TRUSTEE FOR THE REGISTERED HOLDERS OF FIRST UNION NATIONAL BANK COMMERCIAL MORTGAGE TRUST, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2001 -C4 (“Assignor”).

Recitals

WHEREAS, that certain Promissory Note dated August 1, 2001, executed by SUNWOOD VILLAGE JOINT VENTURE, LIMITED PARTNERSHIP, a Nevada limited partnership (“Borrower”), and made payable to the order of First Union National Bank, a national banking association (“Original Lender”) in the stated principal amount of TEN MILLION EIGHTY THOUSAND AND 001100 DOLLARS ($10,080,000.00) (the “Assigned Note”) was endorsed by Original Lender to the order of Assignor;

WHEREAS, the Assigned Note is secured by that certain Deed of Trust and Security Agreement dated as of August 1, 2001, from Borrower, as Grantor, to United Title of Nevada, as Trustee, for the benefit of First Union National Bank, as Beneficiary, and recorded on August 2, 2001, as Instrument No. 01912, in Book 20010802, in the Clark County Clerk’s Office (the “Assigned Deed of Trust”); as subsequently assigned by First Union National Bank to Assignor hereunder by Assignment of Deed of Trust and Security Agreement and Assignment of Assignment of Leases and Rents dated as of November 28, 2001, and recorded on May 3, 2002, as Instrument No. 00257, in Book 20020503, in the Clark County Clerk’s Office (the “First Assignment”);

WHEREAS, the Assigned Note is also secured by that certain Assignment of Leases and Rents dated as of August 1, 2001 by Borrower, as assignor and First Union National Bank, as assignee (the “Assignment of Leases”) recorded on August 2, 2001, as Instrument No. 01913, in Book 20010802, in the Clark County Clerk’s Office, as subsequently assigned by First Union National Bank to Assignor hereunder by the First Assignment;

WHEREAS, Everest and Assignor have agreed that Assignor will endorse the Assigned Note to the order of Everest, Assignor will assign the Assigned Deed of Trust to Everest, Assignor will assign the Assignment of Leases to Everest, and Assignor will assign the other loan documents evidencing and securing the Assigned Note to Everest;

WHEREAS, Everest and EWB have agreed to enter into a loan for the purpose of financing Everest’s transactions with Assignor;

WHEREAS, an escrow for the foregoing transactions has been opened with STEWART TITLE GUARANTY COMPANY, a Texas corporation (“Escrow Agent”): Escrow No. 07200308 / 207149840; and Everest, EWB and LNR (collectively, the “Parties”) desire to create an escrow agreement in preparation of the closing of such transactions:

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and for good and valuable consideration, the receipt of which is hereby acknowledged, it is hereby agreed as follows:

1.         Everest, EWB and Assignor (or LNR Partners, Inc., a Florida corporation (“LNR”), as the Special Servicer for Assignor) will deposit with the Escrow Agent the following items:

(a)         Statement of Mortgage Debt Payoff Closing Statement dated the closing date, from LNR (“Payoff Statement”);

(b)        Good funds from EWB in the amount of Nine Million Dollars ($9,000,000.00), less fees and charges in accordance with a closing statement approved by Everest and EWB;

(c)         Good funds in the amount that, together with the other funds deposited into escrow, will suffice to close the transactions as set forth below, from Everest;

(d)	[omitted]

(e)	[omitted]

(f)	[omitted]

(g)        the executed original of the Assigned Note, from Assignor; .dh) an allonge for attachment to the Assigned Note, by Assignor in favor of Everest (one original);

(i)         an allonge for attachment to the Assigned Note, by Everest in favor of EWB for security purposes (one original);

(j)         the executed original of the Assigned Deed of Trust, from Assignor;

(k)	the executed original of the Assignment of Leases, from Assignor;

(l)	the executed original of the First Assignment, from Assignor;

(m)      Assignment of Deed of Trust and Security Agreement and Assignment of Assignment of Leases and Rents by Assignor in favor of Everest, assigning to Everest the Assigned Deed of Trust and the Assignment of Leases, in recordable form (three originals) (“Everest’s Assignment of Deed of Trust”);

(n)       Collateral Assignment of Deed of Trust and Security Agreement and Assignment of Assignment of Leases and Rents by Everest in favor of EWB, assigning to EWB for security purposes the Assigned Deed of Trust and the Assignment of Leases, recordable form (three originals) (“EWB’s Assignment of Deed of Trust”);

(o)       Omnibus Assignment between Assignor and Everest assigning the loan documented by the Assigned Note, the Assigned Deed of Trust and the other related documents and instruments (two originals);

(p)	[omitted]

(q)       the original loan policy of title insurance issued with respect to the Assigned Deed of Trust, Chicago Title Insurance Company Policy No. 01125503L, from Assignor;

(r)        a UCC-I Financing Statement for the purpose of perfecting EWB’s security interest in the collateral granted by the EWB Security Agreement, for filing with the California Secretary of State (one original);

(s)        a UCC-1 Financing Statement for the purpose of perfecting Everest’s security interest in the same collateral described in the Financing Statement filed as BOOK 20020117, INSTRUMENT NO. 02364, in Clark County, NV (one original);

(t)         a UCC-3 Financing Statement Amendment giving notice of the assignment to EWB of Everest’s rights under the Financing Statement described in Item l(s) above, for security purposes (one original);

(u)       a UCC-3 Financing Statement Amendment giving notice of the assignment to Everest of Assignor’s rights under the Financing Statement filed as INSTRUMENT NO. 2003008775-7, with the Nevada Secretary of State (one original);

(v)       a UCC-3 Financing Statement Amendment giving notice of the assignment to EWB of Everest’s rights under the Financing Statement filed as INSTRUMENT NO. 2003008775-7, with the Nevada Secretary of State, for security purposes;

(w)        the binding commitment of the Chicago Title Insurance Company to deliver endorsement 104.13 to the loan policy of title insurance issued with respect to the Assigned Deed of Trust, Policy No. 01125503L, in favor of Everest as assignee of the Assigned Deed of Trust; and,

(x)       the binding commitment of the Chicago Title Insurance Company to deliver endorsements 104.4 and 104.10 to the loan policy of title insurance issued with respect to the Assigned Deed of Trust, Policy No. 01125503L, in favor of EWB as assignee for security purposes of the Assigned Deed of Trust.

2.         Upon receipt of all of the items set forth in Section 1 above, Escrow Agent shall close the transactions and escrow by taking the following actions:

(a)        record in Clark County, Nevada: first Everest’s Assignment of Deed of Trust (Item l(m)), then EWB’s Assignment of Deed of Trust (Item l(n)), and file the UCC statements described in Items l(r) - 1(v) in their respective jurisdictions;

(b)	deliver to Assignor c/o LNR:

(1)       good funds in the amount reflected on the Payoff Statement, as adjusted in accordance with a closing statement approved by Everest and Assignor; and,

(2)       one original Omnibus Assignment (Item l(o)); (c) deliver to Everest:

(1)	any funds remaining in escrow;

(2)	the original of the Assigned Deed of Trust (Item l(o));

(3)	the original of the Assignment of Leases (Item 1 (k));

(4)	the original of the First Assignment (Item l(1));

(5)	one original of Everest’s Assignment of Deed (Item l(m));

(6)	one original of EWB’s Assignment of Deed (Item i(n));

(7)	one original Omnibus Assignment (Item l(o));

(8)	copy of loan policy of title insurance (Item l(q));

(9)       endorsement 104.13 to title insurance policy (Item l (w)), and;

(10) a copy of every other document delivered in accordance with Section 1;

(d)	deliver to EWB:

(1)	[omitted]

(2)	[omitted]

(3)	[omitted]

(4)	the original Assigned Note (Item l(g));

(5)	allonge for the Assigned Note, to Everest (Item 1 (h));

(6)	allonge for the Assigned Note, to EWB (Item l(i));

(7)	one original of Everest’s Assignment of Deed (Item l(m));

(8)	one original of EWB’s Assignment of Deed (Item l(n));

(9)	original loan policy of title insurance (Item l(q));

(10)	copy of UCC-I Financing Statement (Item l(r));

(11)	copy of UCC-1 Financing Statement (Item l(s));

(12)      copy of UCC-3 Financing Statement Amendment (Item l(t));

(13)      copy of UCC-3 Financing Statement Amendment (Item l(u));

(14)      copy of of UCC-3 Financing Statement Amendment (Item 1 (v)); and,

(15)      endorsements 104.4 and 104.10 to title insurance policy (Item 1 (x)).

3.	Everest shall deliver directly to EWB, prior to the closing, the following items:

(a)        Promissory Note executed by Everest as Maker, in favor of EWB, in the amount of Nine Million Dollars ($9,000,000.00) (one original) (the “EWB Note”);

(b)       Security Agreement executed by Everest in favor of EWB, securing the EWB Note (one original) (the “EWB Security Agreement”);

(c) Guaranty executed by W. Robert Kohorst in favor of EWB, guarantying the EWB Note (one original);

4.         Assignor shall deliver to Everest in accordance with Everest’s instructions, within four (4) weeks of closing, all escrow and reserve balances held by Assignor for the benefit of Borrower.

5.       If a closing has not been declared by all parties hereto by Thursday, April 26, 2007 so that the actions enumerated in Section 2 can be completed immediately after the closing, then unless otherwise agreed by the Parties, all monies and documents previously deposited with the Escrow Agent by the Parties will be returned to the parties that deposited such monies or documents.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

EVEREST: EVEREST PROPERTIES II, LLC a California limited liability company
By:	/S/ W. ROBERT KOHORST
Name: Title:	W. Robert Kohorst President

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

EAST WEST BANK, a California banking corporation
By:	/S/ KATHLEEN KWAN
Name: Title:	Kathleen Kwan Senior Vice President

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

LNR:

WELLS FARGO BANK, N.A., A NATIONAL
BANKING ASSOCIATION, SUCCESSOR BY
MERGER TO WELLS FARGO BANK
MlNNESOTA, N.A., AS TRUSTEE FOR THE
REGISTERED HOLDERS OF FIRST UNION
NATIONAL BANK COMMERCIAL
MORTGAGE TRUST, COMMERCIAL
MORTGAGE PASS-THROUGH CERTIFICATES,
SERIES 2001-C4

By: LNR Partners, Inc., a Florida corporation, its attorney-in-fact under Limited Power of Attorney dated May 31, 2005

By:
Randolph J. Wolpert, Vice President [CORPORATE SEAL]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first written above.

ESCROW AGENT: STEWART TITLE GUARANTY COMPANY, a Texas corporation
By:	/S/ VICKI DORFMAN
Vicki Dorfman National Closing Specialist